UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 200
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between Marketo, Inc. (the “Company” or “we,” “us,” or “our”) and Phillip M. Fernandez, the Company’s Chief Executive Officer and President, and Chairman of the Board, Frederick A. Ball, the Company’s Chief Financial Officer, and Margo M. Smith, the Company’s General Counsel, who collectively comprise the named executive officers of the Company.

2014 Corporate Bonus Plan

On January 28, 2014, the Compensation and Leadership Development Committee (the “CLDC”) of the Board of Directors (the “Board”) of the Company unanimously approved the Company’s 2014 Corporate Bonus Plan (the “Bonus Plan”). The Company’s named executive officers are eligible to participate in the Bonus Plan. To be eligible for payment under the Bonus Plan, individuals must be employed with the Company before October 1, 2014 and as of the date that payment is made under the Bonus Plan.

Funding of the Bonus Plan is based upon our achievement of a financial performance target that measures the value of new business bookings during 2014. To fund the Bonus Plan, we are required to achieve 80% of this target. Upon reaching the 90% level, we would fund 50% of the Bonus Plan pool. Funding of the pool reaches 100% if we achieve 100% of our performance target, 120% if we achieve 110% of our target performance, and 200% if we achieve 125% of our performance target. Funding scales upward between these achievement levels and is capped at 200%.

Funding levels for the Bonus Plan will adjust upward or downward in the event we exceed or do not meet a specified financial performance target that measures our customer retention rate in 2014. In the event we achieve 84% of this target, there would be no adjustment to funding levels under the Bonus Plan. From that level, bonus plan funding scales downward to 50% of funding levels and upward to a maximum of 130% of funding levels based upon our achievement against the performance target.

The Bonus Plan includes an individual performance-based component that applies to 40% of each named executive officer’s target bonus opportunity, while 60% of the target bonus opportunity is tied exclusively to our overall financial performance, as described above. With respect to this individual performance-based component, 40% of a named executive officer’s annual target bonus opportunity may be adjusted in the event such officer exceeds or does not meet an individual performance target. In the event a named executive officer falls short or exceeds his or her performance target, 40% of such executive officer’s target bonus would be modified from 0% to 200% on a sliding scale basis.

Payments under the Bonus Plan are structured on an annual basis with a mid-year partial payment of up to 35% of each named executive officer’s total target bonus opportunity. This partial payment is based on a forecast of our achievement against our financial performance targets over an annualized basis, and will be deducted from any annual payment.

Named Executive Officers’ 2014 Compensation

On January 28, 2014, the CLDC unanimously approved the 2014 annual base salaries and performance cash bonus award targets for Mr. Ball and Ms. Smith, and on January 29, 2014, unanimously approved the grant of performance-based equity awards to Mr. Ball and Ms. Smith. On January 30, 2014, the Board, upon the recommendation of the CLDC, unanimously approved the 2014 annual base salary, performance cash bonus award target, and the grant of performance-based equity awards for Mr. Fernandez.

The performance cash bonus award targets were approved pursuant to and in accordance with the terms and conditions of the Bonus Plan. The performance-based equity awards were approved pursuant to and in accordance with the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “2013 EIP”) and the forms of Restricted Stock Unit Agreement and Stock Option Agreement, in each case as previously filed with the Securities and Exchange Commission (the “SEC”).

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The table below sets forth the 2014 annual base salaries, the 2014 target award opportunities, and the number of performance-based equity awards approved for our named executive officers.

		2014 Annual	2014 Target Award		Performance-Based Equity Awards
Name	Title	Base Salary (1) ($)	Opportunity ($)		RSUs(2) (#)		Options(3) (#)
Phillip M. Fernandez	Chief Executive Officer and President (Principal Executive Officer)	$400,000	$400,000	(4)	84,541	(5)	157,832	(6)
Frederick A. Ball	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$300,000	$200,000		32,100		60,000
Margo M. Smith	Senior Vice President and General Counsel	$275,000	$125,000		10,700		20,000

(1)               Effective as of January 1, 2014.

(2)               25% of the Restricted Stock Units (“RSUs”) will vest on the first Company Vest Date (defined below) following the first anniversary of the date of grant (the “Initial Vest Date”), and 25% of the RSUs will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to the grantee continuing to be a service provider (as defined in the 2013 EIP) through each such date. “Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Date would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

(3)               25% of the shares subject to the option shall vest on the one-year anniversary of the grant date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to the grantee continuing to be a service provider through each such date.

(4)               The Board approved a 2014 target award opportunity of 100% of Mr. Fernandez’s base salary rather than a dollar amount. For purposes of this table, Mr. Fernandez’s base salary was assumed to be $400,000.

(5)              The Board granted Mr. Fernandez that number of options equal to $3,500,000 divided by the fair value of each option on January 30, 2014 (the grant date), as determined by the Black-Scholes pricing model and generally computed in accordance with FASB ASC Topic 718 and consistent with the Company’s historical valuation methodologies, rounded down to the nearest option. The fair value of each option is $22.1754.

(6)               The Board granted Mr. Fernandez that number RSUs equal to $3,500,000 divided by the closing price as quoted on NASDAQ of the Company’s common stock on January 30, 2014 (the grant date), rounded down to the nearest RSU. The closing price of the Company’s common stock on January 30, 2014 was $41.40.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

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